ENDORSEMENT
--------------------------------------------------------------------------------
Endorsed on this policy as of its Date of Issue:
1. All references to sex or Male or Female in this policy and in any additional benefit riders are deleted.
2. In "The Basis We Use For Computation" provision, the second paragraph is deleted and replaced by the following:
    We base reserves on the Commissioners 1980 Standard Ordinary SD Smoker and ND Non-Smoker Mortality Tables.
    We also use these tables as the basis for determining maximum insurance costs, taking account of issue age, rating class and the Smoker or Non-Smoker status of each Insured person, and the policy year. We use an effective annual interest rate of 4%.
3.  The Table of Guaranteed Payments is replaced by the table below.

                          TABLE OF GUARANTEED PAYMENTS
                    (MINIMUM AMOUNT FOR EACH $1,000 APPLIED)

                                    OPTION 2A
                            FIXED PERIOD INSTALLMENTS
                            -------------------------

        Number                  Monthly                    Annual
      of Years'                 Install-                  Install-
     Installments                 ment                      ment
     ------------               -------                   --------
           1                     $84.70                   $1000.00
           2                      43.08                     508.60
           3                      29.21                     344.86
           4                      22.28                     263.04
           5                      18.12                     213.99

           6                      15.36                     181.32
           7                      13.38                     158.01
           8                      11.91                     140.56
           9                      10.76                     127.00
          10                       9.84                     116.18

          11                       9.09                     107.34
          12                       8.47                      99.98
          13                       7.94                      93.78
          14                       7.49                      88.47
          15                       7.11                      83.89

          16                       6.77                      79.89
          17                       6.47                      76.37
          18                       6.20                      73.25
          19                       5.97                      70.47
          20                       5.76                      67.98

          21                       5.57                      65.74
          22                       5.40                      63.70
          23                       5.24                      61.85
          24                       5.10                      60.17
          25                       4.97                      58.62

          26                       4.84                      57.20
          27                       4.73                      55.90
          28                       4.63                      54.69
          29                       4.54                      53.57
          30                       4.45                      52.53

If installments are paid every 3 months, they will be 25.32% of the annual installments. If they are paid every 6 months, they will be 50.43% of the annual installments.

                                    OPTION 3
                               MONTHLY LIFE INCOME
                               -------------------

      AGE          10 Years Certain        20 Years Certain       Refund Certain
      ---          ----------------        ----------------       --------------
       50                $3.88                   $3.79                $ 3.74
       51                 3.94                    3.84                  3.80
       52                 4.01                    3.89                  3.85
       53                 4.08                    3.95                  3.91
       54                 4.15                    4.01                  3.97

       55                 4.23                    4.06                  4.04
       56                 4.31                    4.13                  4.10
       57                 4.40                    4.19                  4.17
       58                 4.49                    4.25                  4.25
       59                 4.58                    4.32                  4.33

       60                 4.69                    4.38                  4.41
       61                 4.79                    4.45                  4.49
       62                 4.90                    4.52                  4.58
       63                 5.02                    4.58                  4.68
       64                 5.15                    4.65                  4.78

       65                 5.28                    4.71                  4.88
       66                 5.41                    4.77                  4.99
       67                 5.55                    4.83                  5.11
       68                 5.70                    4.89                  5.23
       69                 5.86                    4.94                  5.36

       70                 6.02                    4.99                  5.49
       71                 6.18                    5.04                  5.63
       72                 6.35                    5.08                  5.78
       73                 6.53                    5.12                  5.93
       74                 6.71                    5.15                  6.10

       75                 6.89                    5.18                  6.28
       76                 7.07                    5.21                  6.45
       77                 7.25                    5.23                  6.65
       78                 7.43                    5.25                  6.84
       79                 7.61                    5.26                  7.06

       80                 7.78                    5.28                  7.27
       81                 7.95                    5.29                  7.50
       82                 8.10                    5.29                  7.73
       83                 8.25                    5.30                  8.01
       84                 8.39                    5.30                  8.27
    85 & over             8.51                    5.31                  8.50

Amounts for Monthly Life Income are based on age nearest birthday when income starts. Amounts for ages not shown will be furnished on request.

            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES


/s/ Pauline Sherman                            /s/ James M. Benson
                  Secretary and                              President and Chief
                  Vice President                               Executive Officer


S.93-118